Exhibit 99.1
------------


                   [ADC Telecommunications, Inc. Letterhead]



September 24, 1996

Aimee Gallogly
ADC Telecommunications, Inc.
4900 West 78th Street
Minneapolis, MN  55435
(612) 946-3338


FOR IMMEDIATE RELEASE                                  NASDAQ SYMBOL:  ADCT

ADC TELECOMMUNICATIONS, INC. DECLARES A COMMON STOCK SPLIT IN THE FORM OF A STOCK DIVIDEND

MINNEAPOLIS, MN:  On September 24, 1996, the directors of ADC
Telecommunications, Inc. declared a two-for-one common stock split, in the form of a one-hundred percent (100%) stock dividend, payable October 31, 1996 to shareholders of record on October 15, 1996.

     "We believe this stock dividend will broaden ownership and better position our common stock in the high-growth, global telecommunications industry," stated William J. Cadogan, Chairman, President and Chief Executive Officer. After the dividend, there will be approximately 130,000,000 shares outstanding. The Company's most recent stock dividend was a 100% dividend paid in February 1995.

     ADC Telecommunications, Inc. designs, manufactures and markets a wide variety of transmission and networking systems and broadband connectivity products for fiber optic, twisted pair, coaxial and wireless broadband global networks. The Company's products are used by telephone companies, other public network providers (such as wireless, broadcast and cable TV operators) and private voice, data and video network providers.